Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2024

THIRD QUARTER OPERATING RESULTS

•	Third quarter reported net sales increased 1.0 percent year-over-year to $1.62 billion.

•

Internal sales increased 0.3 percent year-over-year, driven by dental consumables growth of 6.3 percent; excluding certain infection control products, internal sales of dental consumables increased 7.2 percent year-over-year.

•	Delivered third quarter GAAP earnings of $0.52 per diluted share and adjusted earnings of $0.59 per diluted share.

•	Returned $148.8 million to shareholders through dividends and share repurchases.

•	Revises fiscal 2024 GAAP earnings guidance to $1.99 to $2.04 per diluted share and adjusted earnings[1] guidance to $2.30 to $2.35 per diluted share.

St. Paul, Minn. — February 28, 2024 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported operating results for its fiscal 2024 third quarter ended January 27, 2024.

“Patterson navigated a dynamic environment during our fiscal third quarter to deliver sales growth and gross margin expansion,” said Don Zurbay, President and CEO of Patterson Companies. “Our dental consumables and production animal businesses both continued to generate above-market sales growth, demonstrating the deep, differentiated value proposition we provide customers across the markets we serve.

“We have revised our guidance to reflect current expectations for the fourth quarter, including continued headwinds in the dental equipment market. During the fiscal third quarter, we remained focused on enhancing our long-term performance, including strategic investments in our capabilities and additional actions to enhance profitability. Our continued commitment to return capital to shareholders – including nearly $150 million during the fiscal third quarter – further underscores our confidence in the resilience of our end markets and Patterson’s value creation potential.”

Third Quarter Fiscal 2024 Results

Consolidated net sales were $1.62 billion (see attached Sales Summary for further details), an increase of 1.0 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, contributions from recent acquisitions and the net impact of an interest rate swap, increased 0.3 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal 2024 was $47.7 million, or $0.52 per diluted share, compared to $53.9 million, or $0.55 per diluted share, in the third quarter of fiscal 2023. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, totaled $55.0 million for the third quarter of fiscal 2024, or $0.59 per diluted share, compared to $61.1 million, or $0.62 per diluted share, in the third quarter of fiscal 2023. The year-over-year decrease in reported and adjusted net income attributable to Patterson Companies, Inc. in the third quarter of fiscal 2024 was primarily due to lower sales of dental equipment and increased operating expenses compared to the prior year period.

Patterson Dental

Reported net sales in the Dental segment for the third quarter of fiscal 2024 were $637.1 million. Internal sales increased 2.5 percent compared to the fiscal 2023 third quarter. Internal sales of consumables increased 6.3 percent year-over-year. Excluding the deflationary impact of certain infection control products, internal sales of consumables increased 7.2 percent year-over-year. Compared to the prior year period, internal sales of equipment decreased 2.4 percent and internal sales of value-added services decreased 0.2 percent.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Animal Health

Reported net sales in the Animal Health segment for the third quarter of fiscal 2024 were $967.3 million. Internal sales decreased 1.5 percent year-over-year as positive growth in the production animal business was more than offset by reduced sales in the companion animal business. Within the Animal Health segment, internal sales of consumables decreased 2.0 percent, internal sales of equipment decreased 5.9 percent and internal sales of value-added services increased 44.2 percent.

Balance Sheet and Capital Allocation

During the first nine months of fiscal 2024, Patterson Companies used $719.8 million of cash from operating activities and collected deferred purchase price receivables of $770.3 million, generating $50.5 million in cash, compared to generating $29.8 million in the prior year period. Free cash flow1 (see definition below and attached free cash flow table) during the first nine months of fiscal 2024 improved by $11.9 million compared to the first nine months of fiscal 2023 due to a decreased level of working capital during the first nine months of fiscal 2024.

In the third quarter of fiscal 2024, Patterson declared a quarterly cash dividend of $0.26 per share, returning $24.7 million in cash dividends to shareholders. Also, under an existing share repurchase authorization, the company repurchased approximately $124.1 million of shares during the third quarter of fiscal 2024. Through the first nine months of fiscal 2024, Patterson Companies returned $289.6 million to shareholders in the form of cash dividends and share repurchases. At the end of the third quarter of fiscal 2024, Patterson had approximately $195 million of share repurchase authority remaining on its current share repurchase authorization.

Year-to-Date Results

Consolidated reported net sales for the first nine months of fiscal 2024 totaled $4.85 billion, a 2.0 percent year-over-year increase. Internal sales for the first nine months of fiscal 2024, which are adjusted for the effects of currency translation, contributions from recent acquisitions and the net impact of an interest rate swap, increased 1.2 percent year-over-year. Through the first nine months of fiscal 2024, Dental segment internal sales increased 1.4 percent, including a 4.6 percent increase in consumables, a 4.7 percent decline in equipment and a 2.9 percent increase in value-added services. Through the first nine months of fiscal 2024, Animal Health segment internal sales increased 0.8 percent, including 0.3 percent growth in consumables, a 3.0 percent decline in equipment and a 59.5 percent increase in value-added services.

Reported net income attributable to Patterson Companies, Inc. was $118.9 million, or $1.26 per diluted share, compared to $132.6 million, or $1.35 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, totaled $140.9 million, or $1.49 per diluted share, compared to $154.0 million, or $1.57 per diluted share, in the year-ago period.

Fiscal 2024 Guidance

Patterson Companies today revised its fiscal 2024 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.99 to $2.04 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.30 to $2.35 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $29.3 million ($0.31 per diluted share).

Our guidance reflects the strength of our business and competitive positioning, as well as our expectations for the North American and international end markets in which we operate, which we expect to be affected by the ongoing challenges of inflationary trends and higher interest rates and additional slow-down in the broader economy. Beyond macroeconomic and geopolitical uncertainty, our guidance further

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

assumes that there are no material adverse developments associated with wide-spread public health concerns.

1Non-GAAP Financial Measures

The term “internal sales” used in this release represents net sales adjusted for the effects of currency translation, contributions from recent acquisitions and the net impact of an interest rate swap. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales excluding the impact of foreign currency, an interest rate swap and recent acquisitions provides useful supplementary information to investors in light of fluctuations in these variables that are independent of our period-over-period performance.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely net sales, gross profit, operating expenses, operating income, other income (expense), net, income before taxes, income tax expense, net income, net loss attributable to noncontrolling interests, net income attributable to Patterson Companies, Inc., and diluted earnings per share attributable to Patterson Companies, Inc. for the impact of deal amortization and an interest rate swap along with any related tax effects of these items.

•	Deal amortization represents non-cash intangible amortization expense, primarily related to the acquisition of Animal Health International.

•

Interest rate swap — Our customer financing net sales include the impact of changes in interest rates on deferred purchase price receivables, as the average interest rate in our contract portfolio may not fluctuate at the same rate as interest rate markets, resulting in an increase or reduction of gain on contract sales.

We enter into an interest rate swap to hedge a portion of the related interest rate risk. These agreements do not qualify for hedge accounting, and the gains or losses on an interest rate swap are reported in other income and expense in our condensed consolidated statements of operation and other comprehensive income.

We present a non-GAAP adjustment to reclassify the mark-to-market adjustment on the interest rate swap from other income (expense) to net sales to align the swap impact with the impact on customer financing net sales. We believe adjusted net sales, adjusted gross profit and adjusted operating income, which include the gains and losses on the interest rate swap, provides additional comparability from period to period because they present the impact of interest rate fluctuations, net of the mark-to-market swap adjustment, within adjusted net sales. We note the net impact of interest rate fluctuations has a minimal impact on net income.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Third Quarter Conference Call and Replay

Patterson Companies’ fiscal 2024 third quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2024 third quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 67281 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: wide-spread public health concerns as we experienced, and may continue to experience, with the COVID-19 pandemic; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; adverse changes in supplier rebates or other purchasing incentives; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27,	January 28,	January 27,	January 28,
	2024	2023	2024	2023
Net sales	$1,616,095	$1,600,850	$4,845,612	$4,750,319
Gross profit	351,006	342,962	1,009,087	983,184
Operating expenses	280,994	267,040	843,950	812,323

Operating income	70,012	75,922	165,137	170,861
Other income (expense):
Other income, net	3,653	3,096	22,650	23,079
Interest expense	(11,725)	(9,731)	(31,879)	(22,838)

Income before taxes	61,940	69,287	155,908	171,102
Income tax expense	14,347	15,440	37,330	39,346

Net income	47,593	53,847	118,578	131,756
Net loss attributable to noncontrolling interests	(110)	(82)	(317)	(836)

Net income attributable to Patterson Companies, Inc.	$47,703	$53,929	$118,895	$132,592

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.52	$0.55	$1.26	$1.37

Diluted	$0.52	$0.55	$1.26	$1.35

Weighted average shares:
Basic	92,009	97,327	94,088	96,957
Diluted	92,519	97,977	94,704	97,881
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 27, 2024	April 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$123,998	$159,669
Receivables, net	484,530	477,384
Inventory	902,733	795,072
Prepaid expenses and other current assets	321,302	351,011

Total current assets	1,832,563	1,783,136
Property and equipment, net	226,013	212,283
Operating lease right-of-use assets, net	108,506	92,956
Goodwill and identifiable intangibles, net	359,593	388,293
Investments	164,459	160,022
Long-term receivables, net and other	248,815	242,456

Total assets	$2,939,949	$2,879,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$683,300	$724,993
Other accrued liabilities	234,151	250,949
Operating lease liabilities	31,137	28,390
Current maturities of long-term debt	4,125	36,000
Borrowings on revolving credit	331,000	45,000

Total current liabilities	1,283,713	1,085,332
Long-term debt	448,219	451,231
Non-current operating lease liabilities	80,499	67,376
Other non-current liabilities	155,353	156,672

Total liabilities	1,967,784	1,760,611
Stockholders’ equity	972,165	1,118,535

Total liabilities and stockholders’ equity	$2,939,949	$2,879,146

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 27, 2024	January 28, 2023
Operating activities:
Net income	$118,578	$131,756
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	65,198	62,298
Non-cash employee compensation	15,395	11,349
Non-cash losses (gains) and other, net	4,120	7,227
Change in assets and liabilities:
Receivables	(744,275)	(729,039)
Inventory	(106,328)	(155,184)
Accounts payable	(43,533)	20,947
Accrued liabilities	(14,510)	(40,909)
Other changes from operating activities, net	(14,494)	(36,642)

Net cash used in operating activities	(719,849)	(728,197)
Investing activities:
Additions to property and equipment and software	(51,196)	(42,442)
Collection of deferred purchase price receivables	770,319	758,001
Payments related to acquisitions, net of cash acquired	(1,108)	(33,257)
Payments related to investments	—	(15,000)

Net cash provided by investing activities	718,015	667,302
Financing activities:
Dividends paid	(75,021)	(75,954)
Repurchases of common stock	(214,587)	(15,000)
Payments on long-term debt	(35,250)	—
Draw on revolving credit	286,000	146,000
Other financing activities	4,767	12,866

Net cash provided by (used in) financing activities	(34,091)	67,912
Effect of exchange rate changes on cash	254	(1,741)

Net change in cash and cash equivalents	(35,671)	5,276
Cash and cash equivalents at beginning of period	159,669	142,014

Cash and cash equivalents at end of period	$123,998	$147,290

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 27, 2024	January 28, 2023	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,262,290	$1,250,859	0.9%	0.6%	—%	0.1%	0.2%
Equipment	245,262	252,671	(2.9)	—	—	—	(2.9)
Value-added services and other	108,543	97,320	11.5	0.4	(1.7)	3.4	9.4

Total	$1,616,095	$1,600,850	1.0%	0.5%	(0.1)%	0.3%	0.3%

Dental
Consumable	$350,953	$330,199	6.3%	—%	—%	—%	6.3%
Equipment	211,352	216,642	(2.4)	—	—	—	(2.4)
Value-added services and other	74,832	74,955	(0.2)	—	—	—	(0.2)

Total	$637,137	$621,796	2.5%	—%	—%	—%	2.5%

Animal Health
Consumable	$911,337	$920,660	(1.0)%	0.8%	—%	0.2%	(2.0)%
Equipment	33,910	36,029	(5.9)	—	—	—	(5.9)
Value-added services and other	22,030	12,689	73.6	3.0	—	26.4	44.2

Total	$967,277	$969,378	(0.2)%	0.8%	—%	0.5%	(1.5)%

Corporate
Value-added services and other	$11,681	$9,676	20.7%	—%	(16.8)%	—%	37.5%

Total	$11,681	$9,676	20.7%	—%	(16.8)%	—%	37.5%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 27, 2024	January 28, 2023	Total Sales Growth	Foreign Exchange Impact	Net Interest Rate Swap	Acquisition Impact	Internal Sales Growth
Nine Months Ended
Consolidated net sales
Consumable	$3,897,378	$3,813,884	2.2%	0.6%	—%	0.2%	1.4%
Equipment	639,526	670,502	(4.6)	(0.1)	—	—	(4.5)
Value-added services and other	308,708	265,933	16.1	0.4	(1.2)	5.2	11.7

Total	$4,845,612	$4,750,319	2.0%	0.5%	(0.1)%	0.4%	1.2%

Dental
Consumable	$1,049,492	$1,005,528	4.4%	(0.2)%	—%	—%	4.6%
Equipment	549,028	577,158	(4.9)	(0.2)	—	—	(4.7)
Value-added services and other	232,298	225,950	2.8	(0.1)	—	—	2.9

Total	$1,830,818	$1,808,636	1.2%	(0.2)%	—%	—%	1.4%

Animal Health
Consumable	$2,847,886	$2,808,356	1.4%	0.9%	—%	0.2%	0.3%
Equipment	90,498	93,344	(3.0)	—	—	—	(3.0)
Value-added services and other	64,505	31,044	107.8	4.0	—	44.3	59.5

Total	$3,002,889	$2,932,744	2.4%	0.9%	—%	0.7%	0.8%

Corporate
Value-added services and other	$11,905	$8,939	33.2%	—%	(35.7)%	—%	68.9%

Total	$11,905	$8,939	33.2%	—%	(35.7)%	—%	68.9%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
Operating income (loss)
Dental	$53,630	$60,302	$147,577	$158,147
Animal Health	32,104	30,197	88,143	80,372
Corporate	(15,722)	(14,577)	(70,583)	(67,658)

Total	$70,012	$75,922	$165,137	$170,861

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 27, 2024	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$1,616,095	$—	$(3,474)	$1,612,621
Gross profit	351,006	—	(3,474)	347,532
Operating expenses	280,994	(9,630)	—	271,364

Operating income	70,012	9,630	(3,474)	76,168
Other income (expense), net	(8,072)	—	3,474	(4,598)

Income before taxes	61,940	9,630	—	71,570
Income tax expense	14,347	2,304	—	16,651

Net income	47,593	7,326	—	54,919
Net loss attributable to noncontrolling interests	(110)	—	—	(110)

Net income attributable to Patterson Companies, Inc.	$47,703	$7,326	$—	$55,029

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.52	$0.08	$—	$0.59

Gross margin	21.7%			21.6%
Operating margin	4.3%			4.7%
Effective tax rate	23.2%			23.3%

For the three months ended January 28, 2023	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$1,600,850	$—	$(1,849)	$1,599,001
Gross profit	342,962	—	(1,849)	341,113
Operating expenses	267,040	(9,482)	—	257,558

Operating income	75,922	9,482	(1,849)	83,555
Other income (expense), net	(6,635)	—	1,849	(4,786)

Income before taxes	69,287	9,482	—	78,769
Income tax expense	15,440	2,272	—	17,712

Net income	53,847	7,210	—	61,057
Net loss attributable to noncontrolling interests	(82)	—	—	(82)

Net income attributable to Patterson Companies, Inc.	$53,929	$7,210	$—	$61,139

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.55	$0.07	$—	$0.62

Gross margin	21.4%			21.3%
Operating margin	4.7%			5.2%
Effective tax rate	22.3%			22.5%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 27, 2024	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$4,845,612	$—	$6,087	$4,851,699
Gross profit	1,009,087	—	6,087	1,015,174
Operating expenses	843,950	(28,884)	—	815,066

Operating income	165,137	28,884	6,087	200,108
Other income (expense), net	(9,229)	—	(6,087)	(15,316)

Income before taxes	155,908	28,884	—	184,792
Income tax expense	37,330	6,913	—	44,243

Net income	118,578	21,971	—	140,549
Net loss attributable to noncontrolling interests	(317)	—	—	(317)

Net income attributable to Patterson Companies, Inc.	$118,895	$21,971	$—	$140,866

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.26	$0.23	$—	$1.49

Gross margin	20.8%			20.9%
Operating margin	3.4%			4.1%
Effective tax rate	23.9%			23.9%

For the nine months ended January 28, 2023	GAAP	Deal amortization	Interest rate swap	Non-GAAP
Net sales	$4,750,319	$—	$9,275	$4,759,594
Gross profit	983,184	—	9,275	992,459
Operating expenses	812,323	(28,160)	—	784,163

Operating income	170,861	28,160	9,275	208,296
Other income (expense), net	241	—	(9,275)	(9,034)

Income before taxes	171,102	28,160	—	199,262
Income tax expense	39,346	6,746	—	46,092

Net income	131,756	21,414	—	153,170
Net loss attributable to noncontrolling interests	(836)	—	—	(836)

Net income attributable to Patterson Companies, Inc.	$132,592	$21,414	$—	$154,006

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.35	$0.22	$—	$1.57

Gross margin	20.7%			20.9%
Operating margin	3.6%			4.4%
Effective tax rate	23.0%			23.1%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended
	January 27, 2024	January 28, 2023
Net cash used in operating activities	$(719,849)	$(728,197)
Additions to property and equipment and software	(51,196)	(42,442)
Collection of deferred purchase price receivables	770,319	758,001

Free cash flow	$(726)	$(12,638)